Exhibit 99.1

Red Robin Gourmet Burgers Reports Preliminary Revenue Results

for the Fourth Quarter Ended December 29, 2019

Issues 2020 and Long-Term Outlook

Company to Present at 22nd Annual ICR Conference on January 14th

Greenwood Village, CO — January 13, 2020 — Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (“Red Robin” or the “Company”), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced preliminary, unaudited revenue results for the fourth quarter ended December 29, 2019.

The Company will present at the 22nd Annual ICR Investor Conference at the JW Marriott Orlando Grande Lakes tomorrow morning, January 14, 2020, at 9:30 AM Eastern Time and has posted a copy of its investor presentation to its Investor Relations website that will accompany the webcast of this presentation.

Preliminary Fourth Quarter 2019 Revenue Summary Compared to Fourth Quarter 2018

•                  Comparable restaurant revenue increased 1.3%;

•                  Comparable restaurant guest counts decreased 3.4%;

•                  Off-premise sales, including catering, increased 26.9% and comprised 13.9% of total food and beverage sales, including catering; and

•                  Total revenues were $302.9 million, a decrease of 1.2%, primarily due to restaurant closures, partially offset by the increase in comparable restaurant revenue.

The above results are preliminary and subject to year-end closing adjustments.

Paul J.B. Murphy III, Red Robin’s President and Chief Executive Officer, said, “We are pleased to have achieved comparable restaurant revenue growth during the fourth quarter of 2019, our second quarter of consecutive positive comparable restaurant revenue. We attribute these results to our menu and promotional strategy of featuring innovative burgers and highlighting core brand equities, while offering a great guest experience at a compelling value. Notably, during the fourth quarter of 2019, we had to lap significant discounting from the prior year quarter which negatively impacted guest traffic but positively impacted average guest check and gross margin. While our financials are not yet finalized, we believe Adjusted EBITDA will be between $100 million and $102 million for full year 2019.”

Murphy added, “We look forward to sharing our vision for hastening Red Robin’s turnaround and transforming the business at the ICR Conference. Building upon what has already been accomplished in 2019, a year of foundational change, we intend to deliver consistent, quality execution of our brand promise; reinforce emotional connections and core brand equities via our omni-channel messaging campaign; and accelerate profitable growth through menu rationalization, technological investments, and significant expansion of our off-premise platforms.”

Murphy concluded, “This year, we believe that we can achieve low single digit comparable restaurant revenue growth with incremental restaurant-level operating profit offset by pre-opening, marketing and project-related expenses associated with growth initiatives, resulting in restaurant-level margin expansion and flat to slightly positive Adjusted EBITDA compared to 2019. We also anticipate that we can generate $35+ million in free cash flow, reduce debt, and return capital to shareholders. Beginning in 2021, and with our foundation firmly in place, we project mid-single digit comparable restaurant revenue growth, margin expansion, Adjusted EBITDA growth of 10%-15%, $45+ million in free cash flow, along with a further reduction in debt and additional return of capital to shareholders.”

ICR Conference Participation and Investor Presentation

Red Robin will present at the 22nd Annual ICR Conference at the JW Marriott Orlando Grande Lakes on Tuesday, January 14, 2020 at 9:30 AM Eastern Time.

In conjunction with this press release, the Company has posted a copy of its investor presentation to accompany tomorrow’s presentation and webcast on its website. To access the investor presentation, please visit the Company’s website at www.redrobin.com and select the “Company” section, then the “Investor Relations” link, then the “Presentations” link.

To access the webcast, please visit the Company’s website www.redrobin.com and select the “Company” section, then the “Investor Relations” link, then the “Calendar of Events” link.

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to Guests of all ages. Whether a family dining with kids, adults grabbing a drink at the bar, or teens enjoying a meal, Red Robin offers an unparalleled experience for its Guests. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts, and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant a VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant. There are more than 555 Red Robin restaurants across the United States and Canada, including locations operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.

Forward-Looking Statements

Forward-looking statements in this press release regarding the Company’s future performance, comparable restaurant revenue, comparable restaurant guest counts, off premise sales, total revenues, restaurant-level operating profit and margin expansion, Adjusted EBITDA, free cash flow, use of capital and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives, including alternative labor models, service, and operational improvement initiatives; the ability to train and retain the Company’s workforce for service execution, including the complexities related to growth of multiple revenue streams within the restaurants; the effectiveness of the Company’s marketing strategies and promotions; menu changes, including the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation and rollout of new technology solutions in the restaurants and timing thereof; the ability to increase off-premise sales; the ability to achieve revenue and cost savings from these and other initiatives; the Company’s franchise strategy; competition in the casual dining market and discounting by competitors; the cost and availability of key food products, distribution, labor, and energy; general economic conditions; the cost and availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; limitations on our ability to execute stock repurchases at all or at the times or in the amounts we currently anticipate or to achieve anticipated benefits of a share repurchase program; the impact of the Company’s adoption of a shareholder rights plan; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions contact:
Katelyn Kwiatkowski, Coyne PR
(973) 588-2000

For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253